UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2019

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A Liberty Sirius XM Common Stock	LSXMA	The Nasdaq Stock Market LLC
Series B Liberty Sirius XM Common Stock	LSXMB	The Nasdaq Stock Market LLC
Series C Liberty Sirius XM Common Stock	LSXMK	The Nasdaq Stock Market LLC
Series A Liberty Braves Common Stock	BATRA	The Nasdaq Stock Market LLC
Series C Liberty Braves Common Stock	BATRK	The Nasdaq Stock Market LLC
Series A Liberty Formula One Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock	FWONK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of New Compensation Arrangement

On June 28, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Liberty Media Corporation (the “Company”) approved a new compensation arrangement with Richard N. Baer, Chief Legal Officer of the Company. The arrangement provides for a four year employment term beginning July 1, 2019 and ending June 30, 2023 during which Mr. Baer will continue to serve as Chief Legal Officer of the Company and will also be appointed Chief Administrative Officer of the Company. Mr. Baer’s annual base salary will increase to $1.5 million under the new compensation arrangement, and Mr. Baer’s annual target cash bonus will remain 100% of base salary. The arrangement also provides Mr. Baer with the opportunity to earn annual performance-based equity incentive awards from the Company during the employment term, as described in more detail below. In connection with the approval of his new compensation arrangement, the Compensation Committee approved one-time awards to Mr. Baer of restricted stock units and stock options to purchase Company common stock (the “Term Options”), which are described in more detail below, that will be granted in August (following the release of the Company’s quarterly earnings). If Mr. Baer terminates his employment for good reason or his employment is terminated without cause, Mr. Baer will be entitled to certain severance payments of (i) 1.5 times his base salary, (ii) 1.5 times his annual target cash bonus, (iii) 1.5 times the value of his annual target Performance RSUs (as defined below), (iv) a prorated amount of his annual target cash bonus and (v) a prorated amount of his annual target Performance RSUs, in each case, in the year of his termination.  In addition, each unvested tranche of Term Options will vest pro rata based on the number of days elapsed in the vesting period for such tranche from the grant date plus 548 calendar days.  Further, Mr. Baer will be entitled to other severance payments and benefits consistent with his prior employment arrangement. Mr. Baer’s compensation arrangement is expected to be memorialized in a definitive employment agreement with the Company.

The Company expects to allocate a portion of the costs of Mr. Baer’s cash compensation to each of Qurate Retail, Inc. (“Qurate Retail”), Liberty Broadband Corporation (“Liberty Broadband”), Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”) and GCI Liberty, Inc. (“GCI Liberty”) pursuant to the services agreements the Company has with each.

Equity Awards

Term Options. In connection with the approval of his new compensation arrangement, Mr. Baer is entitled to receive Term Options with an aggregate $9 million grant value, a portion of which would relate to the Company’s Series C Liberty SiriusXM common stock, par value $0.01 per share (“LSXMK”), Series C Liberty Braves common stock, par value $0.01 per share (“BATRK”), and Series C Liberty Media common stock, par value $0.01 per share (“FWONK”).  The Compensation Committee intends to request that the remaining portion of Mr. Baer’s aggregate grant value be awarded by Qurate Retail, Liberty Broadband, Liberty TripAdvisor and GCI Liberty pursuant to the services agreements the Company has with each.  It is anticipated that the allocation across these companies would take into account their relative market capitalizations and the relative time spent by Company employees working for each company. The exercise prices for the Term Options relating to LSXMK, BATRK and FWONK will be equal to the closing price thereof on the grant date in August (and the Company expects the exercise prices of the grants from the other companies to also be equal to the closing price of the relevant series of common stock on the date of grant). One-half of the Term Options will vest on June 30, 2022 with the remaining Term Options vesting on June 30, 2023, in each case, subject to Mr. Baer being employed on the applicable vesting date, and subject to any accelerated vesting upon a termination event. The Term Options will expire on the seventh anniversary of the August grant date.

Restricted Stock Units.  The Compensation Committee also approved a one-time grant to Mr. Baer of restricted stock units (“RSUs”) with a value of $187,000. The Compensation Committee intends to request Qurate Retail to grant a portion of such RSUs.

Annual Performance-Based Awards. Beginning with respect to calendar year 2020, Mr. Baer will receive annual grants of performance-based restricted stock units with an annual aggregate target value of $2.25 million, a portion of which will be granted with respect to LSXMK, BATRK and FWONK (the “Performance RSUs”). The Compensation Committee intends to request that the remaining portion of Mr. Baer’s aggregate target value be awarded by a combination of Qurate Retail, Liberty Broadband, Liberty TripAdvisor and GCI Liberty pursuant to the services agreements the Company has with each.  It is anticipated that the allocation across these companies would take into account their relative market capitalizations and the relative time spent by Company employees working for each company. The applicable compensation committees will establish performance metrics, which may be discretionary, with respect to each grant of Performance RSUs, that will determine the extent to which such grant will vest.

Approval of Management Changes

On June 29, 2019, the Company announced the following management changes effective as of July 1, 2019.

Mark D. Carleton has been appointed Senior Advisor and will continue to oversee certain of the Company’s significant investments. Mr. Carleton has been Chief Financial Officer since 2016 and has held other senior executive positions with the Company and its predecessors since 2003.  In connection with assuming his new role, Mr. Carleton will no longer serve as Chief Financial Officer of the Company.

Brian Wendling, age 46, assumed the role of Principal Financial Officer of the Company and will oversee all accounting functions at the Company. Mr. Wendling has also been appointed Principal Financial Officer of Qurate Retail, Liberty Broadband and GCI Liberty, effective July 1, 2019.  In addition to his new role as Principal Financial Officer, Mr. Wendling will continue to serve as Senior Vice President and Controller of the Company, Qurate Retail, Liberty Broadband and GCI Liberty.  Mr. Wendling has served as Senior Vice President and Controller of each of the Company, Qurate Retail and Liberty Broadband since January 2016 and GCI Liberty since March 2018 and as Senior Vice President of Liberty Expedia Holdings, Inc. since March 2016.  He previously served as Vice President and Controller of the Company (including its predecessor) from November 2011 to December 2015, Qurate Retail from November 2011 to December 2015 and Liberty Broadband from October 2014 to December 2015. Prior thereto, Mr. Wendling held various positions with the Company and Qurate Retail and their predecessors since 1999.  In addition, Mr. Wendling has served as a Senior Vice President and Chief Financial Officer of Liberty TripAdvisor since January 2016, and he previously served as Vice President and Controller of Liberty TripAdvisor from August 2014 to December 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2019

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President